UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 8, 2012

HILL-ROM HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	1-6651	35-1160484
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006-8835
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7777

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2012, Martha Aronson informed Hill-Rom Holdings, Inc. (the “Corporation”) that she would be resigning from her position as Senior Vice President, North America Acute Care, effective May 9, 2012.  Her last day as an employee of the Corporation will be May 31, 2012.

Alton Shader, 38, will become the head of both North America Acute and Post-Acute Care for the Corporation, holding the title of President of Hill-Rom North America, also effective May 9, 2012.  Mr. Shader joined the Corporation in July 2011 as Senior Vice President, Post-Acute Care.  Prior to joining the Corporation he was the General Manager of Baxter International's U.S. Renal business.  Previous to that he served as the General Manager for Baxter Ireland and held senior marketing positions in Baxter's operations in Zurich and in California.  He also has held positions of increasing leadership responsibility at several other organizations, including Bain & Company.  Mr. Shader has a Master of Business Administration degree from Stanford and holds a Bachelor of Arts degree in Economics and Psychology from Claremont McKenna College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.

DATE: May 9, 2012	BY:	/S/	Susan Lichtenstein
Susan Lichtenstein
Senior Vice President of
Corporate Affairs,
Chief Legal Officer and
Secretary